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                                                                   Exhibit 10(d)

                              EMPLOYMENT AGREEMENT
                              --------------------

    THIS EMPLOYMENT AGREEMENT is made this 28th day of February, 1999 by and between MILLIONAIRE.COM, a Nevada corporation (the "Employer"), and DAVID STRONG (the "Employee").


                                   PREAMBLE

    The Employee has been serving as the Employer's Senior Vice President-Marketing for Millionaire Magazine, and the Employer and the Employee desire to enter into a formalized Employment Agreement containing, among other things, certain restrictive covenants and, in connection therewith, the Employer has agreed to provide certain additional benefits to the Employee.

    The Employer and the Employee have agreed to execute and deliver this Agreement in consideration of the Employee's employment by the Employer and in further consideration, among other things, of (i) the access the Employee has had and will continue to have to confidential or proprietary information of the Employer, (ii) the willingness of the Employer to make valuable benefits available hereafter to the Employee, and (iii) the Employee's receipt of compensation, including valuable stock options, from time to time by the Employer.

    NOW, THEREFORE, intending to be legally bound, the Employer agrees to employ the Employee, and the Employee hereby agrees to be employed by the Employer, upon the following terms and conditions:

    1.  Employment.  Employer hereby employs Employee and Employee hereby
        ----------
accepts employment as Employer's Senior Vice President--Marketing for Millionaire Magazine on the terms and subject to the conditions hereinafter set forth. Employee shall perform such duties, and have such powers, authority and responsibilities for Employer as may be assigned to him from time to time by Employer's Chief Executive Officer.

    2.  Term.  Subject to the terms and provisions of Section 4 hereof,
        ----
Employee's employment under this Agreement shall commence on the date hereof and continue for a term of three years, unless terminated earlier pursuant to the provisions hereof.

    3.  Compensation.
        ------------

        (a) Base Salary. For all services rendered by Employee while employed
            -----------
hereunder, Employer agrees to pay Employee a base salary at the initial rate of $120,000 per
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annum (the "Base Salary"), which shall be payable in the intervals consistent with Employer's normal payroll schedules.

        (b) Bonus.  The Employee shall be entitled to receive from the Employer
            -----
a bonus determined in accordance with the Bonus Plan described on Exhibit A
                                                                  ---------
hereto, provided that the Employee's aggregate annual bonus shall not be less than $60,000 nor exceed $120,000.

        (c) Employee Benefits.  During the term of Employee's employment
            -----------------
hereunder (i) Employer shall, at its cost and expense, provide Employee and his immediate family with medical and dental insurance, and (ii) Employee shall be eligible to participate in all other benefit plans or programs generally available to executive employees of Employer, including without limitation, if and when available, disability insurance, pension, profit sharing and stock option plans.

        (d) Holidays and Vacation.  The Employee shall be entitled to the same
            ---------------------
paid holidays as other employees of the Employer. In addition, the Employee shall be entitled to 20 days of paid vacation per calendar year. If the Employee is employed hereunder for only a portion of any calendar year, then such number of vacation days shall be reduced pro rata based upon the actual number of days in such calendar year during which the Employee is employed hereunder. Vacation days are not cumulative and must be taken during the calendar year in which they accrue. The Employee shall not be entitled to any cash payment in lieu of taking any vacation days. The Employee shall arrange his vacation so as not to conflict with the needs of the Employer.

        (e) Reimbursement of Expenses.  During the term of the Employee's
            -------------------------
employment hereunder, the Employer shall reimburse the Employee for all reasonable out-of-pocket expenses incurred by the Employee in the lawful and ordinary course of Employer's business and reported to Employer in accordance with its accounting procedures, including expenses for meals, entertainment, hotel and air travel, telephone, automobile dues, club expenses, fees and similar items.

        (f) Other Facilities.  Employer shall provide Employee with office
            ----------------
space, furnishings and facilities, secretarial and administrative assistance, supplies and equipment commensurate with Employee's position.

    4.  Termination.
        -----------

        (a) Illness, Incapacity.  Subject to the Employer's compliance with
            -------------------
applicable laws, if during the term of Employee's employment hereunder the Employee shall be prevented, in the good faith judgment of the Board of Directors of the Employer, from effectively performing his duties hereunder, for a period of the lesser of (a) 90 days or (b) the number of days after which benefits would begin to accrue under the applicable disability insurance policy,

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by reason of illness or disability, then the Employer may, by written notice to the Employee, terminate the Employee's employment hereunder. Upon delivery to the Employee of such notice, together with payment of any compensation set forth in Section 3 of this Agreement and benefits accrued under this Agreement, the Employee's employment and all obligations of the Employer under Section 3 hereof shall forthwith terminate. Such termination is without prejudice to any rights Employee may thereafter have against insurance carriers under the employee benefit plans or programs referred to in Section 3(c). The obligations of Employee under Sections 5 and 6 hereof shall continue notwithstanding termination of Employee's employment pursuant to this Section 4(a).

        (b) Death.  If the Employee dies during the term of his employment
            -----
hereunder, the Employee's employment hereunder shall terminate and all obligations of the Employer hereunder shall forthwith terminate.

        (c) Employer Termination.
            --------------------

            (i)  For Cause.  Employee's employment hereunder may be terminated
                 ---------
at any time by the Employer for cause. Termination shall be deemed for cause if among the reasons therefor are the Employee's dishonesty, disloyalty, willful misconduct, gross negligence or refusal or unwillingness to perform his duties hereunder in good faith and to the best of his ability. Payment of all compensation and provision of all benefits to the Employee hereunder shall cease effective as of the date of any such termination, except that the Employee will be entitled to all compensation and benefits accrued as of the date of termination. The obligations of Employee under Sections 5 and 6 hereof shall continue notwithstanding termination of the Employee's employment pursuant to this Section 4(c)(i).

            (ii) Without Cause.  The Employee's employment hereunder may be
                 -------------
terminated at any time by the Employer without cause, provided that upon any such termination without cause the Employer shall pay the Employee, subject to the Employee's compliance with all of his obligations hereunder, his full Base Salary plus employee benefits for the remainder of the term of this Agreement. The obligations of the Employee under Sections 5 and 6 hereof shall continue notwithstanding termination of the Employee's employment pursuant to this
Section 4(c)(ii).

        (d) Employee Termination.  The Employee agrees to give the Employer two
            --------------------
months prior written notice of the termination of his employment with the Employer. Simultaneously with such notice, Employee shall inform the Employer in writing as to his employment plans following the termination of his employment with the Employer. The obligations of the Employee under Sections 5 and 6 hereof shall continue notwithstanding termination of the Employee's employment pursuant to this Section 4(d).

    5.  Covenant Not to Compete.
        -----------------------

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        (a) Employee agrees that at all times during the term of his employment hereunder and for a period of two years after the termination of his employment hereunder, he will not, within the United States, as principal, agent, partner, employee, consultant, distributor, dealer, contractor, broker or trustee or through the agency of any corporation, partnership, association or agent or agency, engage directly or indirectly, in any business competitive with any material business engaged in by Employer; and Employee shall not be the owner of more than five percent of the outstanding capital stock of any corporation (other than Employer), or an officer, director or employee of any corporation (other than Employer or a corporation affiliated with Employer), or a member or employee of any partnership, or an owner, investor, lender, agent, consultant, distributor, dealer, contractor, broker or employee of any other business which conducts a business described herein, within the territory described above.

        (b) Employee agrees that during the term of his employment under this Agreement and for a period of two years after the termination of Employee's employment hereunder he will not directly or indirectly: (i) induce any customers of Employer or corporations affiliated with Employer to patronize any similar business that competes with any material business of Employer; (ii) solicit any similar business from any customer of Employer or corporations affiliated with Employer; (iii) request or advise any customers of Employer or corporations affiliated with Employer to withdraw, curtail or cancel such customer's business with Employer; or (iv) disclose to any other person, firm or corporation the names or addresses of any of the customers of Employer or corporations affiliated with Employer.

        (c) If the provisions of this Section 5 are violated, in whole or in part, Employer shall be entitled, upon application to any court of proper jurisdiction, to a temporary restraining order or preliminary injunction to refrain and enjoin Employee from such violation without prejudice to any other remedies Employer may have at law or in equity. Further, in the event that the provisions of this Section 5 should be deemed to exceed the time, geographic or occupational limitations permitted by applicable law, Employee and Employer agree that such provisions shall be and are hereby reformed in the maximum time, geographic or occupational limitations permitted by the applicable law.

    6.  Confidential Information.
        ------------------------

        (a) Employee recognizes and acknowledges that he has had and will continue to have access to confidential and proprietary information concerning Employer and corporations affiliated with Employer of a special and unique value which may include, without limitation: (i) books and records relating to operation, finance, accounting, sales, personnel and management; (ii) policies and matters relating particularly to operations such as customer service requirements, costs of providing service and equipment, operating costs and pricing matters; and (iii) various trade or business secrets, including business opportunities, marketing or business diversification plans, business development and bidding techniques, methods and processes, financial data and the like (collectively, the "Protected Information"). Notwithstanding the foregoing, Protected

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Information shall not include (A) information which is or becomes generally known to the public through no act or omission of Employee and (B) information which has been or hereafter is lawfully obtained by Employee from a source other than Employer or any of its affiliates (or their respective officers, directors, employees, equity holders or agents) so long as, in the case of information obtained from a third party, such third party was or is not, directly or indirectly, subject to an obligation of confidentiality owed to Employer or any of its affiliates at the time such Protected Information was or is disclosed to Employee.

        (b) Employee agrees that he will not at any time, either while employed by Employer or after termination of employment hereunder, knowingly make any independent use of, or knowingly disclose to any other person or organization (except as authorized by Employer) any of the Protected Information.

        (c) Notwithstanding clause (b) above, Employee shall be permitted to disclose Protected Information to the extent, but only to the extent, (i) reasonably necessary for Employee to perform his duties hereunder or (ii) required by law; provided, that prior to making any disclosure of Protected Information required by law, Employee shall notify Employer of his intent to make such disclosure, and Employer shall have the right to participate with Employee in determining the amount and type of Protected Information, if any, which must be disclosed in order to comply with applicable law.

        (d) In the event of a breach or threatened breach by Employee of the provisions of this Section 6, Employee agrees that Employer shall be entitled to a temporary restraining order or a preliminary injunction restraining Employee from using or disclosing, in whole or in part, such Protected Information.

        (e) Promptly after termination of the Employee's employment hereunder for any reason, the Employee or his personal representative shall return to the Employer any Protected Information which is in tangible form and which is then in his possession.

    7.  Severability.  In case any one or more of the provisions of this
        ------------
Agreement shall, for any reason, be held or found by final judgment of a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect: (a) such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and (b) this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein (except that this Section 7 shall not prohibit any modification allowed under Section 5 above).

    8.  Binding Effect and Entire Agreement.  This Agreement shall be binding
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upon and shall inure to the benefit of the parties hereto and their heirs, personal representatives, executors, administrators, successors and assigns. This Agreement constitutes the entire agreement between the parties with respect to the subject matter contained herein, and

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supersedes all prior and contemporaneous oral and written communications and agreements with respect thereto.

    9.  Assignment and Termination.  Employee may designate one or more
        --------------------------
beneficiaries to receive any amount that may be payable hereunder after his death. Except as set forth in the preceding sentence, this Agreement may not be assigned, partitioned, pledged, or hypothecated in whole or in part without the express prior written consent of Employee and Employer.

    10. Amendment and Waiver.  This Agreement may be amended and any provision
        --------------------
hereof waived only in a writing signed by the party against whom an amendment or waiver is sought to be enforced. The parties hereto shall have the right at all times to enforce the provisions of this Agreement in strict accordance with the terms hereof, notwithstanding any conduct or custom on the part of either party in refraining from so doing at any time or times. The failure of either party at any time to enforce its rights under such provisions strictly in accordance with the same shall not be construed as having created a custom in any way or manner contrary to specific provisions of this Agreement or as having in any way or manner modified or waived the same.

    11. Headings.  Headings of sections shall be deemed to be included for
        --------
purposes of convenience only and shall not affect the interpretation of this Agreement.

    12. Applicable Law.  This Agreement shall be governed by and construed in
        --------------
accordance with the laws of the State of South Carolina. The state courts of South Carolina and the federal courts in South Carolina shall have sole and exclusive jurisdiction over any dispute or controversy arising from or relating to this Agreement.

    13. Notices.  Except as provided herein to the contrary, any notices or
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consents required or permitted by this Agreement shall be in writing and shall be deemed delivered if sent by certified mail, postage prepaid, return receipt requested, or overnight delivery service, or facsimile, as follows, unless such address is changed by written notice hereunder:

    If to Employer:           Millionaire.Com
                              The Professional Building
                              Suite 203
                              New Orleans Road
                              Hilton Head, SC 29928

    If to Employee:           David Strong
                              ______________________
                              ______________________
                              ______________________

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    Any notice sent by mail shall be deemed given three (3) days after deposited
                       ----
with the United States Postal Service; any notice sent by overnight delivery service shall be deemed given the day after deposited with the delivery service; any notice sent by facsimile shall be deemed given when transmitted.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                   MILLIONAIRE.COM


                                   By:          /s/
                                          -------------------------------
                                   Title: President, CEO
                                          -------------------------------


                                            /s/ David Strong
                                          -------------------------------
                                          David Strong

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